Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

First Quarter 2014 Financial Results

TYSONS CORNER, Va., April 28, 2014 - MicroStrategy® Incorporated (Nasdaq: MSTR), a leading worldwide provider of enterprise software platforms, today announced financial results for the three-month period ended March 31, 2014 (the first quarter of its 2014 fiscal year).

First quarter 2014 revenues were $137.9 million versus $130.2 million for the first quarter of 2013, a 6% increase. Product licenses and subscription services revenues for the first quarter of 2014 were $32.3 million versus $30.8 million for the first quarter of 2013, a 5% increase. Product support revenues for the first quarter of 2014 were $71.5 million versus $65.4 million for the first quarter of 2013, a 9% increase. Other services revenues for the first quarter of 2014 were $34.1 million versus $34.0 million for the first quarter of 2013, a less than 1% increase.

Operating expenses for the first quarter of 2014 were $113.2 million versus $102.9 million for the first quarter of 2013, a 10% increase.

Loss from continuing operations for the first quarter of 2014 was $8.3 million, as compared to a loss from continuing operations of $8.7 million for the first quarter of 2013, a 4% decrease. Net loss for the first quarter of 2014 was $6.5 million, or ($0.57) per share on a diluted basis, as compared to net income for the first quarter of 2013 of $51.6 million (which included a $57.4 million after-tax gain associated with the Angel.com sale), or $4.57 per share on a diluted basis.

Non-GAAP loss from continuing operations, which excludes share-based compensation expense, was $6.7 million for the first quarter of 2014, as compared to non-GAAP loss from continuing operations of $8.7 million for the first quarter of 2013, a 22% decrease.

As of March 31, 2014, MicroStrategy had cash and cash equivalents and short-term investments of $365.8 million versus $357.4 million as of December 31, 2013, an increase of $8.5 million. As of March 31, 2014, MicroStrategy had 9.1 million shares of class A common stock and 2.2 million shares of class B common stock outstanding.

The table at the end of this press release includes a reconciliation of loss from continuing operations to non-GAAP loss from continuing operations for the three months ended March 31, 2014 and 2013. An explanation of this non-GAAP measure is also included under the heading “Non-GAAP Financial Measure” below.

MicroStrategy Hires Marcus Starke as Chief Marketing Officer

In April 2014, MicroStrategy announced that Marcus Starke was hired as the company’s new Chief Marketing Officer. Starke comes to MicroStrategy with more than 25 years of marketing and general business experience, including senior leadership roles with some of the world’s best-known software and media companies. Prior to joining MicroStrategy, Starke served as SAP’s Senior Vice President of Worldwide Marketing & Communications Regions, where he oversaw all marketing strategy and execution and was a member of SAP’s global leadership team. Immediately preceding his five year tenure at SAP, Starke was President and CEO (EMEA) of Wunderman, a division of the WPP Group.

“We are extremely pleased to have a recognized marketing innovator like Marcus join us at a very exciting time for the company,” said Michael Saylor, CEO, MicroStrategy Incorporated. “Marcus brings global marketing expertise, not only from his time with SAP but also from leading marketing communications agencies. Marcus is a thought-leader who’s passionate about innovation, and his track record as a disruptive force in strategy, marketing and communications couldn’t be better suited to our plans to transform the market with our offerings. His hire represents the latest in a series of concrete steps that MicroStrategy has taken to enhance the customer experience and capture market share in the global market place.”

Stockholder Relations

On April 23, 2014, MicroStrategy held its 2014 Annual Meeting of Stockholders. After the formal part of the meeting, Mr. Saylor made a presentation on his market and technology perspectives regarding the Company’s business. To view the presentation visit: http://files.shareholder.com/downloads/MSTR/3075575329x0x747730/f3859397-0635-429c-ab97-20ed14142a8f/2014_Annual_Shareholder_Presentation_by_Michael_J_Saylor.pdf. The Company also intends to meet with certain of its large investors from time to time.

Stock Incentive Plan

On April 25, 2014, the Board of Directors authorized, subject to stockholder approval, an increase in the total number of shares of MicroStrategy’s class A common stock authorized for issuance under the 2013 Stock Incentive Plan from 600,000 to 1,500,000.

MicroStrategy Hosted its 17th Annual “World” Conference, January 27-30, 2014, in Las Vegas

In January 2014, MicroStrategy hosted its 17th annual conference, MicroStrategy World 2014, at the Wynn Las Vegas and Encore Hotel. The four-day event highlighted MicroStrategy’s leading enterprise software platforms for analytics, mobile, loyalty and identity, delivered either on-premises or in the cloud. MicroStrategy showcased the latest trends in self-service analytics, in-memory analytics, Big Data, cyber security, and Cloud, as well as recent advances in MicroStrategy Mobile™, widely regarded as the leading mobile computing solution in the market today.

Featured keynote speakers included executives from a number of industry-leading MicroStrategy customers. Tim Campos, CIO at Facebook, discussed how the technology partnership between MicroStrategy and Facebook resulted in a world-class product. Simone Pacciarini, CIO at GUCCI, discussed how GUCCI is using MicroStrategy Mobile Intelligence and Usher™ Mobile Identity to give customers a unique and engaging experience, combining the best characteristics of digital and in-store retail. Roman Coba, CIO at McCain Foods, highlighted self-service analytics and how MicroStrategy has transformed McCain Food’s business and reporting practices to uncover greater insights into its business and manufacturing processes. Michael Relich, COO of GUESS, demonstrated how GUESS is using the MicroStrategy Loyalty Platform™ to drive a new level of customer engagement and loyalty.

Scott Albright, Vice President of IT at Dr Pepper Snapple Group, addressed how Dr Pepper Snapple achieved speed to value and substantial business benefits using MicroStrategy Cloud™ to build its mobile sales enablement application. Julio Ortiz, Chief Data Officer at Huntington National Bank, discussed how Huntington uses MicroStrategy Mobile and Cloud to quickly and easily build a smarter, empowered sales force. Royce Kincaid, Director at Northrop Grumman, discussed how Northrop Grumman selected the MicroStrategy Identity Platform™ as part of its response to the nationwide integrated emergency personnel broadband system FirstNet.

MicroStrategy Announced Release of Cloud Based, In-Memory Analytics Service Running at Multi-Terabyte Scale

In January 2014, MicroStrategy announced the availability of its new Parallel Relational In-Memory Engine (PRIME) option for the MicroStrategy Cloud. MicroStrategy PRIME™ is a massively scalable, cloud-based, in-memory analytics service designed to deliver extremely high performance for complex analytical applications that have the largest data sets and highest user concurrency. Facebook has successfully built high value information-driven applications with the technology that powers MicroStrategy PRIME.

“Rising data volumes are fueling demand for compelling, easy-to-use analytical applications with the power to revolutionize existing business processes for thousands or tens of thousands of employees, customers, or partners,” said Mr. Saylor. “MicroStrategy PRIME has been built from the ground up to support the engineering challenges associated with development of these powerful new information-driven apps. This innovative service will allow organizations to derive maximum value from their information by making their Big Data assets actionable.”

Most organizations struggle to harness the value of the information in their Big Data stores due to poor performance. Big Data technologies can store large amounts of information, but distributing that information in an interactive manner to thousands of users with existing commercially available technologies is a huge challenge, often resulting in risky, multi-year projects. MicroStrategy PRIME breaks new ground by tightly coupling a state-of-the art visualization and dashboarding engine with an innovative massively parallel in-memory data store. This architecture allows companies to build highly interactive applications that deliver responses to hundreds of thousands of users in a fraction of the time and cost of other approaches. MicroStrategy PRIME acts as a performance accelerator, opening up the data in databases to a much larger user population, driving new demand for information.

MicroStrategy PRIME combines:

•	Massively parallel, distributed, in-memory architecture for extreme scale. MicroStrategy PRIME is built on an in-memory, highly distributed, massively parallel architecture, designed to run on cost effective commodity hardware. Complex analytics problems can be partitioned across hundreds of CPU cores and nodes to achieve unprecedented performance. MicroStrategy has worked closely with leading hardware vendors to take full advantage of today’s multi-core, high memory servers.

•	Tightly integrated dashboard engine for beautiful, easy-to-use applications. MicroStrategy PRIME includes a state-of-the-art dashboard and data exploration engine, built on the MicroStrategy Analytics Platform™. The visualization engine includes hundreds of optimizations designed specifically for the in-memory data store. This engine enables customers to build complete, immersive applications that deliver high-speed response.

•	Cloud-based delivery for rapid deployment. MicroStrategy PRIME is available as a service on MicroStrategy Cloud, MicroStrategy’s world-class Cloud Analytics platform. MicroStrategy Cloud offers a complete service, including the infrastructure, people and processes to enable customers to quickly and easily develop and deploy high-scale, information-driven applications.

MicroStrategy Announced Suite of New Mobile Offerings and Capabilities, including Powerful New Business Apps Available on the iTunes App Store

Also in January 2014, MicroStrategy announced a set of new and enhanced mobile apps, service offerings and platform capabilities, delivering expanded breadth and depth in the mobilization of information and information systems.

MicroStrategy Analytics App for iPad, Available on the iTunes App Store

The new MicroStrategy Analytics™ App for iPad allows users to get an optimized mobile view of their organizations’ analytical insights. The MicroStrategy Analytics App enables users to connect to their analytics applications, and securely browse through project folders of grids, graphs, visual insights, visualizations and dashboards.

With the MicroStrategy Analytics App, business users can:

•	Untether analytics from the desktop and access data they need on an iPad, regardless of their location;

•	Spin a terabyte of data on their fingertips;

•	Ask questions of their data using touch-optimized prompts and selectors;

•	Visualize data to quickly see patterns, trends, and outliers;

•	Experience data-driven meetings in which answers to questions can be found on their iPads; and

•	Collaborate with other users around the world with annotation and sharing features.

To download the MicroStrategy Analytics App from the iTunes app store, visit: https://itunes.apple.com/us/app/microstrategy-analytics-for/id797228916?mt=8.

MicroStrategy Analytics Express App for iPad, Available on the iTunes App Store

MicroStrategy Analytics Express™ is a self-service SaaS business analytics solution designed to help non-technical users analyze data on their own, without expert assistance. The new MicroStrategy Analytics Express App™ for iPad allows MicroStrategy Analytics Express users to securely access their personalized analytics from their mobile devices wherever they are. The app provides users with touch-optimized features for slicing and dicing the data, re-arranging visual insight dashboards, and spotting trends and outliers. To download the MicroStrategy Analytics Express App from the iTunes app store, please visit: https://itunes.apple.com/us/app/microstrategy-analytics-express/id688337546?mt=8.

MicroStrategy Sales Productivity Solution, Built and Delivered by MicroStrategy Professional Services

MicroStrategy also announced a new sales productivity solution, a MicroStrategy Professional Services™ offering designed to help organizations accelerate their implementation of a robust mobile sales analytics and enablement app. This solution is focused on improving the productivity of any sales organization by providing real-time access to critical sales materials, trends and customer insights through an intuitive and easy-to-use mobile app. The solution will enable sales managers to better understand, manage and take action on opportunities, forecasts and field sales activities while also enabling sales reps to better manage and focus their sales cycle efforts, expand deal sizes, and drive better and faster close rates on opportunities.

With the solution, field sales professionals can:

•	View and maintain opportunity pipeline and sales forecasts;

•	Make active comparisons of their current forecast against previous periods, and quickly zero in on and understand what changed and why;

•	Access all current product information including demos, videos, brochures and other training materials;

•	Reference market information, competitor analysis and interactive sales presentations, and more; and

•	Access a combined, holistic view of all customer information, including buying records, accounts receivable, consulting projects delivered, and tech support history. With this 360-degree view of their accounts, sales reps can better determine probable buying trends and execute on cross-sell/up-sell opportunities.

This sales productivity solution extends the best aspects of today’s most prominent sales force automation (SFA) and customer relationship management (CRM) platforms, such as salesforce.com, and enhances their capabilities for sales management and sales operations teams. By applying MicroStrategy analytics to native SFA data, customers can gain visibility and clarity into their sales operations, providing them with the ability to spot trends, identify new opportunities and project future sales. Sales management and sales operations personnel have powerful time-series analytics at their fingertips, such as insight into customer buying habits, visibility into field sales activity and field rep attainment, and improved forecasting accuracy.

New Product Capabilities for MicroStrategy Mobile App

The MicroStrategy Mobile App— rated as the number one Mobile BI solution by leading industry analysts — has been further enhanced to provide users with an intuitive powerful, fast, and secure business app.

New and improved capabilities announced include:

•	Redesigned and optimized app experience for iOS7. The MicroStrategy Mobile App has been optimized to deliver a seamless iOS7 experience, providing users with a more efficient design. Enhancements range from folder browsing and data visualizations, to prompting and transactional inputs.

•	Faster app performance. MicroStrategy’s latest mobile clients and server technology deliver 1.4x greater capacity than the company’s last release. With the same configuration and infrastructure, existing customers can deliver fast response times to tens of thousands of active users simply by upgrading to the latest version of MicroStrategy 9™, version 9.4.

•	Enhanced analytics. MicroStrategy Visual Insight dashboards have been significantly improved, providing users with tap and drag capabilities to re-arrange the different visualizations on a dashboard. Each visualization utilizes responsive design to optimally fill the available space. Additionally, MicroStrategy has added support for nested prompts and has enhanced its library of visualizations.

•	New native transactional front-ends. As part of its mobile transactional capabilities, MicroStrategy now includes front-end widgets to leverage native transactional controls in iOS7 for all transactional inputs (e.g. text, date, switches, barcodes, and image capture), providing developers with a powerful tool to quickly build transactional apps.

•	Enterprise-grade security further enhanced. Whether deploying financial data to company-owned devices or sales information to personal devices in a BYOD deployment, security of the information is critical. New enhancements to the MicroStrategy Mobile App include app-level passcodes, double encryption, and integration with MicroStrategy’s Identity Platform solution, MicroStrategy Usher™, which can be utilized for login validation.

For more information about MicroStrategy Mobile or to download the MicroStrategy Mobile App, visit: http://www.microstrategy.com/app/.

Fashion Retailer GUESS Rolls Out State-of-the-Art Mobile App for Customers, Powered by MicroStrategy Alert

In January 2014, MicroStrategy announced that the Los Angeles-based global lifestyle brand GUESS, Inc. (NYSE: GES) unveiled a new mobile app for its customers powered by the MicroStrategy Alert Platform that rewards social actions of its millions of U.S. shoppers on iOS and Android devices.

The new GUESS app, which is available simultaneously on Apple iOS and Android devices, offers a personalized high-interactivity loyalty channel between GUESS and its customers through their mobile phones. To see the GUESS mobile app for customers, watch a short video at: http://www.youtube.com/watch?v=O8CCcEbcjZU.

The GUESS app is intended to thrill its customers with greater convenience, better customer service, more information and fashion inspiration, and a seamless omni-channel shopping experience that blurs the line between in-store and online shopping. The new GUESS app merges social loyalty with traditional loyalty by rewarding brand ambassador customers for extending GUESS campaigns and promotions through their social networks (Facebook, Twitter, SMS, or email).

To download the free GUESS app for your mobile device, visit: https://itunes.apple.com/us/app/guess/id687484959?ls=1&mt=8 and https://play.google.com/store/apps/details?id=com.alert.guess.

MicroStrategy Receives Highest Ranking for a Number of KPIs in The BI Survey 13, Industry’s Largest Independent Survey

In January 2014, MicroStrategy received top billing in Data Volume, Mobile, and Innovation among large international vendors in a comprehensive survey of companies using business intelligence software products. The BI Survey 13, conducted by Germany-based Business Application Research Center (BARC), is the world’s largest independent survey of business intelligence and performance management users, with 3,149 respondents.

“Over a number of consecutive BI Surveys, MicroStrategy has consistently scored at or near the top of its peer group in Data volume, Performance, Mobile and Innovation. This trend has continued in the BI Survey 13. This is a reflection of MicroStrategy’s continued focus on the quality and performance of the platform as well as its dedication to innovation,” said Dr. Carsten Bange, Founder and CEO of BARC.

“MicroStrategy’s leadership in a substantial number of KPIs in the BI Survey reflects our ongoing commitment to providing the highest quality products and services to our customers so they can successfully deploy business intelligence solutions across their organizations,” said Paul Zolfaghari, President, MicroStrategy Incorporated. “At the same time, MicroStrategy has invested significantly to bring powerful new technologies to the market to address the Big Data, Mobile and Cloud trends.”

To read the BI Survey 13 Summary Results, visit:

http://www.microstrategy.com/strategy/media/downloads/about-us/microstrategy-bi-survey-13.pdf.

MicroStrategy Rated Enterprise BI Platform Leader in Latest Report Published by Nucleus Research

In January 2014, Nucleus Research rated MicroStrategy as a leader in the H2 Technology Value Matrix for Business Intelligence (BI) report. MicroStrategy was cited for “Ease of Deployment, Robust Analytics Features, Mobile App Development Environment, and Ability to Scale.” MicroStrategy received top scores for visual data discovery, self-service BI, and support for cloud-based deployments. Nucleus also highlighted MicroStrategy’s integrated architecture and ability – through its new free Desktop Analytics and Desktop products -- to provide high value access to big data.

According to the report, “MicroStrategy’s comprehensive end to end BI solution has a fully integrated data discovery offering, Visual Insight. MicroStrategy Visual Insight is designed for performing data analysis in a fast and intuitive way by utilizing capabilities like drag-and-drop manipulations, drop zones (size-by and color-by) for multidimensional analysis, highly graphical displays, intuitive filtering controls, and built-in best practices for visual exploration, and allows users to bring in data from spreadsheets, databases or Hadoop.”

“Recent upgrades to MicroStrategy Cloud-based deployments, with the full functionality of the BI platform, and reduced IT costs have placed MicroStrategy strongly in the Leader quadrant,” said Nina Sandy, Principal Analyst at Nucleus Research. “Organizations choose MicroStrategy for its ease of deployment, robust analytics features, mobile app development environment, and ability to scale as data needs grow.”

“The MicroStrategy Analytics Platform offers the best of both worlds, combining the productivity of self-service visual data discovery with the security, scalability and governance features of large-scale production business intelligence,” said Mr. Zolfaghari. “By bridging the gap between fast, beautiful, interactive visual analytics with powerful BI, leading analysts such as Nucleus Research like what they see.”

To view a copy of the Nucleus Research 2013 H2 Technology Value Matrix for Business Intelligence (BI), visit: www.microstrategy.com/Strategy/media/downloads/about-us/microstrategy-nucleus-2013.pdf.

MicroStrategy Tops Ventana Research’s 2014 Mobile BI Value Index Research

In February 2014, MicroStrategy announced that its Mobile App Platform ranked number one in Ventana Research’s 2014 Value Index for Mobile Business Intelligence (BI) research. Ranked first out of 16 mobile BI vendors, MicroStrategy was cited for the value its solution provides to its customers, with the highest rating in usability, manageability, reliability, capability, and validation.

To access a free copy of the report, visit: http://www.microstrategy.com/ventana-mobile-bi-value-index-2014.

According to the Ventana Research report, “The top three companies’ products all provide strong user experiences and functionality, but MicroStrategy stood out across the board, finishing first in five categories and most notably in the areas of the business user experience, mobile application development, and presentation of information.”

“It is clear that today’s mobile workforce requires the ability to access information and analyze data simply, straightforwardly and using an intuitive interface,” said Mark Smith, CEO and Chief Research Officer, Ventana Research. “MicroStrategy’s continued investment and excellent customer examples demonstrate its commitment to mobile BI across smartphones and tablets and helping customers design and deploy applications that provide significant business value but also in a safe and secure manner.”

Mr. Zolfaghari said: “We are thrilled to earn this number one ranking in Ventana Research’s Value Index for Mobile BI. Since 2009, MicroStrategy has led the way with its innovative mobile platform, which continues to be highly esteemed by independent analysts and thousands of enterprises worldwide. Our customers get value quickly from their MicroStrategy Mobile™ solutions, and this recognition underscores how integral the MicroStrategy Mobile App Platform™ is to the future of their businesses.”

“Our mobile solution delivers business-changing mobile apps that make employees more productive and achieve results in less time and at a fraction of the cost,” said Hugh Owen, VP of Mobile Products, MicroStrategy Incorporated. “In 2011-2012, we saw hundreds of organizations deploying to hundreds of users. Since early 2013, MicroStrategy’s enterprise mobile apps are now helping thousands of organizations, and these organizations are deploying to thousands and tens of thousands of employees, highlighting the importance of reliability, where we had the highest category rating overall in the Value Index. We’re extremely excited to play such a critical role in the mobilization of the enterprise.”

MicroStrategy Positioned in the “Leaders” Quadrant of 2014 Magic Quadrant for Business Intelligence and Analytics Platforms Report

In March 2014, MicroStrategy announced that it has been positioned by Gartner, Inc. in the “Leaders” quadrant in the 2014 “Magic Quadrant for Business Intelligence and Analytics Platforms” report. A copy of the Gartner report is available, compliments of MicroStrategy, at: https://www.microstrategy.com/gartner-bi-magic-quadrant-2014.

According to Gartner, the dominant theme of the market in 2013 was that data discovery increasingly continued to be a mainstream BI and analytic architecture. Furthermore, Gartner believes that “by 2015, enterprise buyers of BI platforms will predominantly purchase platforms that support both strong and broad business-user-accessible data discovery capabilities and IT-driven enterprise features for data reuse, governance, security and scalability.” Additionally, Gartner predicted that “by 2016, 25% of net-new BI and analytics platform deployments will be in the form of subscriptions to cloud services.” MicroStrategy believes data discovery is most valuable when seamlessly combined with governed enterprise business intelligence.

MicroStrategy Certifies Its Analytics Platform for Oracle Database 12c

In January 2014, MicroStrategy announced that the MicroStrategy Analytics Platform is now certified to be compatible with, and optimized for, Oracle Database 12c and Oracle Multitenant. The collaboration with Oracle results in faster setup and greater value for MicroStrategy customers.

“The two companies share a consistent focus on working to deliver end-to-end enterprise analytics and data warehousing technologies, offering solutions that can more effectively address our customer needs and improve decision-making,” said Mr. Zolfaghari. “MicroStrategy’s active participation in Oracle’s beta programs helps ensure that our products dovetail out-of-the-box and before general availability. A virtually seamless integration and smooth implementation of our products can result in ease of setup and administration, resulting in faster time-to-value for customers.”

MicroStrategy works closely with Oracle’s database development team to ensure optimized connection points. The following are some of the key benefits of this collaboration:

•	MicroStrategy leverages the processing power of the Oracle Database 12c in its Mobile Platform and enterprise analytics by pushing analytics to the database.

•	MicroStrategy dynamically generates SQL queries specifically optimized for Oracle Database 12c.

•	Integrating with Oracle Multitenant increases scalability and server utilization, allowing for management of multiple databases in a unified manner.

•	Oracle Multitenant allows MicroStrategy to retain the isolation of separate databases without changing applications or access rights.

•	MicroStrategy’s unique 64-bit native analytics platform uses a dynamic multi-pass SQL generation engine and leverages the processing power of Oracle Database 12c to return the smallest datasets for middle-tier processing.

•	By automatically generating optimized SQL, MicroStrategy supports advanced analytics and combines rapid performance with transaction-level data access.

Kinross Gold Controls Mining Operations Using MicroStrategy Mobile

In February 2014, MicroStrategy announced that Kinross Gold Corporation (NYSE: KGC) deployed a mining operations iPad application using MicroStrategy Mobile. Kinross is a Canadian-based gold mining company with mines and projects in Brazil, Canada, Chile, Ghana, Mauritania, Russia, and the United States.

Having a mobile application has benefited Kinross’ fleet management supervisors who are constantly on the go. The Kinross iPad application is used across multiple sites in different countries, and automatically changes based on the language needed. Additionally, with transaction services, the supervisors are able to input data directly from the field, which speeds up decision-making. To learn more about MicroStrategy Mobile’s use at Kinross, visit: http://www.youtube.com/watch?v=ZTV76dLLPbc.

Einstein Noah Restaurant Group Adopts MicroStrategy as its Enterprise Analytics Standard

In March 2014, MicroStrategy announced that Einstein Noah Restaurant Group Inc. adopted MicroStrategy as its enterprise analytics standard. With headquarters in Lakewood, Colorado, Einstein Noah is the nation’s largest operator of bagel bakeries and a leader in the quick casual segment of the restaurant industry, owning retail brands Einstein Bros.® Bagels, Noah’s New York Bagels®, and Manhattan Bagel®.

Einstein Noah Restaurant Group said an expansion of MicroStrategy licenses will allow it to rapidly deploy and extend its mobile application that provides store-level information to its management team. The focus will be on migrating from traditional grid reports to delivering similar information in a highly visual and interactive manner to generate rapid insight into operational performance at the store, region, and brand level.

Additionally, Einstein Noah Restaurant Group is using MicroStrategy Mobile to monitor restaurant evaluation information from customer surveys providing feedback regarding customer satisfaction. Tracking sales and cost information for each individual store will be combined with customer service ratings, providing company leadership a more detailed view of store and staff performance. Einstein Noah Restaurant Group selected MicroStrategy for its platform’s ease of use, self-service analytics, scalability, and mobile leadership.

Examples of Customer Deals from Q1 2014:

•	Deichmann SE

Generating 4.6 billion euros in revenue in 2013, Deichmann SE, headquartered in Essen, North Rhine-Westphalia, Germany, is a shoe retail chain that is currently active in 24 countries with approximately 3,500 local shops and employs approximately 35,000 people. A new MicroStrategy customer in 2014, Deichmann SE will roll out user-friendly ad-hoc reporting, geo-analysis and dashboarding, particularly for the Finance and Controlling departments. Deichmann SE selected MicroStrategy for its ease-of-use, flexibility, and integrated platform for mobile dashboards.

•	International Post Corporation

International Post Corporation (IPC), a cooperative association of 24 member postal operators in Asia Pacific, Europe and North America, provides its member postal operators with service quality, postal technology and market intelligence solutions and services, with the aim to support its members to ensure the high performance of international mail, packet and parcel service and respond to consumer needs. With members delivering approximately 80 percent of global postal mail, Brussels, Belgium-based IPC represents the majority of the world’s mail volume. A new MicroStrategy customer, IPC has selected MicroStrategy to deploy a single unified analytics platform that will enable it to develop intuitive, actionable dashboards and reports to 1,300 member postal operators and 100 internal users. These members will have access to MicroStrategy Visual Insight to build compelling visualizations and uncover insights in their data quickly. IPC selected MicroStrategy Analytics Platform for its lowest total cost of ownership and fastest time to market.

•	Republic National Distributing Company, LLC

Republic National Distributing Company, LLC (RNDC) is the second largest beverage alcohol distributor of premium wine and spirits in the U.S., employing more than 7,000 individuals nationwide. RNDC is extending its enterprise deployment of MicroStrategy to mobile devices. The first project will be an iPad sales enablement app for RNDC’s salesforce. The purpose of the app is to help sales representatives analyze their key performance measures and customer stock, as well as provide them with a snapshot of their performance versus goals. Having this information on-the-go will keep RNDC’s salesforce well-informed wherever they are in the field, and will enable more data-driven discussions when visiting with customers. RNDC chose MicroStrategy for its platform’s ease of use, self-service analytics, scalability, and mobile capabilities.

•	SPAR

SPAR, a 100% privately owned company with headquarters in Salzburg, is one of Austria’s most modern and most innovative trading companies. SPAR’s core business in Austria and abroad is the food retail business. In Austria, there are approximately 1,600 stores and 41,000 employees. SPAR has selected the MicroStrategy Analytics Platform to implement on top of its SAP BW data warehouse, with SAP HANA to be implemented later this year. MicroStrategy will initially be used to analyze vendor performance, with employee performance and wholesale reporting applications in development. Eventually MicroStrategy will be adopted as SPAR’s enterprise analytics standard. MicroStrategy was chosen for its comprehensive analytics platform, scalability, ease of use, and low total cost of ownership.

Non-GAAP Financial Measure

MicroStrategy is providing a supplemental financial measure for loss from continuing operations that excludes the impact of share-based compensation arrangements. This financial measure is not a measurement of financial performance under generally accepted accounting principles in the United States (“GAAP”) and, as a result, this financial measure may not be comparable to similarly titled measures of other companies. Management uses this non-GAAP financial measure internally to help understand, manage, and evaluate business performance and to help make operating decisions. MicroStrategy believes that this non-GAAP financial measure is also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis because it excludes a significant non-cash expense that the Company believes is not reflective of its general business performance. In addition, accounting for share-based compensation arrangements requires significant management judgment and the resulting expense could vary significantly in comparison to other companies. Therefore, MicroStrategy believes the use of this non-GAAP financial measure can also facilitate comparison of the Company’s operating results to those of its competitors.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy (Nasdaq: MSTR) is a leading worldwide provider of enterprise software platforms. The Company’s mission is to provide the most flexible, powerful, scalable and user-friendly platforms for analytics, mobile, identity and loyalty, offered either on premises or in the cloud.

The MicroStrategy Analytics Platform™ enables leading organizations to analyze vast amounts of data and distribute actionable business insight throughout the enterprise. Our analytics platform delivers reports and dashboards, and enables users to conduct ad hoc analysis and share their insights anywhere, anytime. MicroStrategy Mobile™ lets organizations rapidly build information-rich applications that combine multimedia, transactions, analytics, and custom workflows. The MicroStrategy Identity Platform™ (branded as MicroStrategy Usher™) provides organizations the ability to develop a secure mobile app for identity and credentials. The MicroStrategy Loyalty Platform™ (branded as MicroStrategy Alert) is a next-generation, mobile customer loyalty and engagement solution. To learn more about MicroStrategy, visit www.microstrategy.com and follow us on Facebook (http://www.facebook.com/microstrategy) and Twitter (http://www.twitter.com/microstrategy).

MicroStrategy, MicroStrategy 9, MicroStrategy PRIME, MicroStrategy Analytics Platform, MicroStrategy Analytics Express, MicroStrategy Mobile, MicroStrategy Cloud, MicroStrategy Professional Services, MicroStrategy Identity Platform, MicroStrategy Loyalty Platform, and MicroStrategy Usher are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of market acceptance of MicroStrategy’s new offerings; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; fluctuations in tax benefits or provisions; the timing of significant orders; delays in the Company’s ability to develop or ship new products; competitive factors; general economic conditions, including significant downturns in industries, including the financial services and retail industries, in which we have a significant number of customers; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MSTR-F

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
	(unaudited)	(unaudited)
Revenues
Product licenses and subscription services	$32,297	$30,823
Product support	71,481	65,350
Other services	34,126	34,010

Total revenues	137,904	130,183

Cost of revenues
Product licenses and subscription services	6,235	5,360
Product support	3,543	4,201
Other services	23,231	26,340

Total cost of revenues	33,009	35,901

Gross profit	104,895	94,282

Operating expenses
Sales and marketing	58,877	50,714
Research and development	28,062	25,817
General and administrative	26,303	26,412

Total operating expenses	113,242	102,943

Loss from continuing operations	(8,347)	(8,661)
Interest income, net	48	61
Other (expense) income, net	(1,118)	1,708

Loss from continuing operations before income taxes	(9,417)	(6,892)
Benefit from income taxes	(2,935)	(1,701)

Loss from continuing operations, net of tax	(6,482)	(5,191)

Discontinued operations
Gain from sale of discontinued operations, net of tax provision ($0 and $37,548, respectively)	—	57,377
Loss from discontinued operations, net of tax benefit ($0 and $391, respectively)	—	(595)

Discontinued operations, net of tax	—	56,782

Net (loss) income	$(6,482)	$51,591

Basic (loss) earnings per share (1):
From continuing operations	$(0.57)	$(0.46)
From discontinued operations	—	5.03

Basic (loss) earnings per share	$(0.57)	$4.57

Weighted average shares outstanding used in computing basic (loss) earnings per share	11,301	11,295

Diluted (loss) earnings per share (1):
From continuing operations	$(0.57)	$(0.46)
From discontinued operations	—	5.03

Diluted (loss) earnings per share	$(0.57)	$4.57

Weighted average shares outstanding used in computing diluted (loss) earnings per share	11,301	11,295

(1)	Basic and fully diluted (loss) earnings per share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31, 2014	December 31, 2013*
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$214,751	$220,171
Restricted cash	1,123	583
Short-term investments	151,080	137,198
Accounts receivable, net	67,742	86,181
Prepaid expenses and other current assets	14,100	14,260
Deferred tax assets, net	13,566	21,555

Total current assets	462,362	479,948

Property and equipment, net	82,013	85,445
Capitalized software development costs, net	8,671	10,295
Deposits and other assets	6,230	6,622
Deferred tax assets, net	9,288	3,204

Total Assets	$568,564	$585,514

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued expenses	$37,887	$39,946
Accrued compensation and employee benefits	52,115	79,495
Deferred revenue and advance payments	138,205	113,656
Deferred tax liabilities	515	422

Total current liabilities	228,722	233,519

Deferred revenue and advance payments	9,069	8,970
Other long-term liabilities	23,469	25,511
Deferred tax liabilities	1,649	7,188

Total Liabilities	262,909	275,188

Stockholders' Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 15,478 shares issued and 9,073 shares outstanding, and 15,478 shares issued and 9,073 shares outstanding, respectively	15	15
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,227 shares issued and outstanding, and 2,227 shares issued and outstanding, respectively	2	2
Additional paid-in capital	495,685	494,086
Treasury stock, at cost; 6,405 shares	(475,184)	(475,184)
Accumulated other comprehensive loss	(619)	(831)
Retained earnings	285,756	292,238

Total Stockholders' Equity	305,655	310,326

Total Liabilities and Stockholders' Equity	$568,564	$585,514

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2014	2013
	(unaudited)	(unaudited)
Operating activities:
Net (loss) income	$(6,482)	$51,591
Plus: (Income) from discontinued operations, net of tax	—	(56,782)

Loss from continuing operations, net of tax	(6,482)	(5,191)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,702	6,456
Bad debt expense	1,687	845
Deferred taxes	(4,424)	(3,962)
Share-based compensation expense	1,598	—
Excess tax benefits from share-based compensation arrangements	—	(23,579)
Changes in operating assets and liabilities:
Accounts receivable	16,563	17,394
Prepaid expenses and other current assets	110	419
Deposits and other assets	387	25
Accounts payable and accrued expenses	(1,843)	(354)
Accrued compensation and employee benefits	(27,260)	(19,466)
Deferred revenue and advance payments	24,582	19,482
Other long-term liabilities	(840)	(1,564)

Net cash provided by (used in) operating activities from continuing operations	10,780	(9,495)
Net cash used in operating activities from discontinued operations	—	(664)

Net cash provided by (used in) operating activities	10,780	(10,159)

Investing activities:
Proceeds from redemption of short-term investments	83,200	—
Purchases of property and equipment	(1,676)	(5,497)
Purchases of short-term investments	(97,047)	—
Increase in restricted cash and investments	(538)	(124)

Net cash used in investing activities from continuing operations	(16,061)	(5,621)
Net cash provided by investing activities from discontinued operations	—	99,633

Net cash (used in) provided by investing activities	(16,061)	94,012

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	—	339
Excess tax benefits from share-based compensation arrangements	—	23,579
Payments on capital lease obligations and other financing arrangements	(256)	(143)

Net cash (used in) provided by financing activities from continuing operations	(256)	23,775
Net cash provided by financing activities from discontinued operations	—	—

Net cash (used in) provided by financing activities	(256)	23,775

Effect of foreign exchange rate changes on cash and cash equivalents	117	(1,826)

Net (decrease) increase in cash and cash equivalents	(5,420)	105,802
Cash and cash equivalents (including held-for-sale of $0 and $1,350, respectively), beginning of period	220,171	224,393

Cash and cash equivalents (including held-for-sale of $0 and $0, respectively), end of period	$214,751	$330,195

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands)

	Three Months Ended March 31,
	2014	2013
	(unaudited)	(unaudited)
Reconciliation of non-GAAP loss from continuing operations:
Loss from continuing operations	$(8,347)	$(8,661)
Share-based compensation expense	1,598	—

Non-GAAP loss from continuing operations	$(6,749)	$(8,661)

MICROSTRATEGY INCORPORATED

REVENUE AND COST OF REVENUE DETAIL

(in thousands)

	Three Months Ended March 31,
	2014	2013
	(unaudited)	(unaudited)
Revenues
Product licenses and subscription services:
Product licenses	$27,856	$28,368
Subscription services	4,441	2,455

Total product licenses and subscription services	32,297	30,823

Product support	71,481	65,350
Other services:
Consulting	30,388	29,986
Education	3,738	4,024

Total other services	34,126	34,010

Total revenues	137,904	130,183

Cost of revenues
Product licenses and subscription services:
Product licenses	1,828	1,593
Subscription services	4,407	3,767

Total product licenses and subscription services	6,235	5,360

Product support	3,543	4,201
Other services:
Consulting	21,723	24,636
Education	1,508	1,704

Total other services	23,231	26,340

Total cost of revenues	33,009	35,901

Gross profit	$104,895	$94,282